As filed with the Securities and Exchange Commission on May 5, 2016.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HERBALIFE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0377871
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

P.O. Box 309GT

Ugland House, South Church Street

Grand Cayman, Cayman Islands

(Address of Principal Executive Offices)

Herbalife Ltd. 2014 Stock Incentive Plan (as amended and restated)

(Full Title of the Plans)

Mark J. Friedman

General Counsel

Herbalife Ltd.

P.O. Box 309GT

Ugland House, South Church Street

Grand Cayman, Cayman Islands

(213) 745-0500

(Name, address and telephone number including area code of agent for service)

Copies to:

Jonathan K. Layne

Gibson, Dunn & Crutcher LLP

2029 Century Park East

Los Angeles, CA 90067

(310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	3,700,000	$57.50	$212,750,000	$21,424

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such additional common shares in the share capital of the Company, par value US$0.001 per share (the “Common Stock”), that become available under the Herbalife Ltd. 2014 Stock Incentive Plan, as amended to date, in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.
(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and (h)(1) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales prices of Herbalife Ltd.’s Common Stock, as reported on the New York Stock Exchange on May 4, 2016.

INTRODUCTION

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 3,700,000 shares of the Common Stock of Herbalife Ltd. (the “Company” or “Registrant”), which may be issued pursuant to awards under the Herbalife Ltd. 2014 Stock Incentive Plan, as amended to date (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Form S-8 filed by the Company with respect to the Plan on May 8, 2014 (SEC File No. 333-195798), together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Securities and Exchange Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description

4.1	Form of Amended and Restated Memorandum and Articles of Association of Herbalife Ltd., filed on May 5, 2015 as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and is incorporated herein by reference.

4.2	Herbalife Ltd. 2014 Stock Incentive Plan (as amended and restated effective April 28, 2016), filed on May 5, 2016 as Exhibit 10.38 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and is incorporated herein by reference.

5.1	Legal Opinion of Maples and Calder, special Cayman Islands Counsel to Herbalife Ltd.

23.1	Consent of Maples and Calder (contained in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 5th day of May, 2016.

HERBALIFE LTD.

By:	/s/ Mark J. Friedman
Mark J. Friedman
General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Michael O. Johnson and Mark J. Friedman, and each of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement (including any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael O. Johnson Michael O. Johnson	Chief Executive Officer, Director, Chairman of the Board (Principal Executive Officer)	May 5, 2016

/s/ John G. DeSimone John G. DeSimone	Chief Financial Officer (Principal Financial Officer)	May 5, 2016

/s/ Bosco Chiu Bosco Chiu	Senior Vice President and Principal Accounting Officer (Principal Accounting Officer)	May 5, 2016

/s/ Richard P. Bermingham Richard P. Bermingham	Director	May 5, 2016

/s/ Pedro Cardoso Pedro Cardoso	Director	May 5, 2016

/s/ Richard H. Carmona Richard H. Carmona	Director	May 5, 2016

/s/ Jonathan Christodoro Jonathan Christodoro	Director	May 5, 2016

/s/ Keith Cozza Keith Cozza	Director	May 5, 2016

/s/ Jeffrey T. Dunn Jeffrey T. Dunn	Director	May 5, 2016

/s/ Hunter C. Gary Hunter C. Gary	Director	May 5, 2016

/s/ Jesse A. Lynn Jesse A. Lynn	Director	May 5, 2016

/s/ Michael Montelongo Michael Montelongo	Director	May 5, 2016

/s/ James L. Nelson James L. Nelson	Director	May 5, 2016

/s/ Maria Otero Maria Otero	Director	May 5, 2016

/s/ John Tartol John Tartol	Director	May 5, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Amended and Restated Memorandum and Articles of Association of Herbalife Ltd., filed on May 5, 2015 as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 and is incorporated herein by reference.

4.2	Herbalife Ltd. 2014 Stock Incentive Plan (as amended and restated effective April 28, 2016), filed on May 5, 2016 as Exhibit 10.38 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and is incorporated herein by reference.

5.1*	Legal Opinion of Maples and Calder, special Cayman Islands Counsel to Herbalife Ltd.

23.1*	Consent of Maples and Calder (contained in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (contained on signature page hereto).

*	Filed herewith.